EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

IN MAKING AN INVESTMENT DECISION THE INVESTOR MUST RELY ON HIS OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR SHOULD BE AWARE THAT IT WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE INVESTOR WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 11, 2015, is entered into by and between Coates International, Ltd., a Delaware corporation with offices at 2100 Highway 34, Wall, NJ 07719 (the “Company”), and Kris Iyer, an individual accredited investor residing at 410 Foxford Dr., Buffalo Grove, IL 60089 (“Investor”).

A.	The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.	The Investor hereby executes this Agreement, and, by initialing the appropriate space below, the Investor hereby represents that the Investor:

________ (initials)	is a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

________ (initials)	is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $ 1,000,000.

________ (initials)	is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

________ (initials)	is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

________ (initials)	is an entity in which all of the equity owners fall within one of the categories set forth above.

C.            The Investor desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Convertible Promissory Note in the original principal amount of $52,500.00 (the “Note”), convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. This Agreement, the Note and the Schedule of Allocation of Funds at Closing of Sale of Convertible Note in the Principal Amount of $50,000 are collectively referred to herein as the “Transaction Documents.”

D.            For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares, as applicable.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.            Purchase and Sale of Securities.

1.1.      Purchase of Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Investor and the Investor agrees to purchase from the Company the Note. In consideration thereof, the Investor shall pay by wire transfer to the bank of the Company $50,000.00 (the “Cash Purchase Price”).

1.2.      Form of Payment. On the Closing Date, (i) the Investor shall pay the Purchase Price to the Company against delivery of the Note by delivering the following at the Closing: the Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions; and (ii) the Company shall deliver the duly executed Note on behalf of the Company, to the Investor, against delivery of such Purchase Price.

1.3.      Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Time on or about September 15, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at the offices of the Investor unless otherwise agreed upon by the parties.

1.4.      Original Issue Discount. The Note carries an original issue discount of $2,500.00 (the “OID”). The Purchase Price, therefore, shall be $50,000.00.

2.            Investor’s Representations and Warranties. The Investor represents and warrants to the Company that: (i) this Agreement has been duly and validly authorized; and (ii) this Agreement constitutes a valid and binding agreement of the Investor enforceable in accordance with its terms; (iv) the Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (v) Investor shall be solely responsible for any fees arising as a result of any agreement or arrangement entered into by the Investor with or without the knowledge of the Company (an “Investor’s Fee”) and the Investor shall indemnify and hold harmless each of the Company, the Company’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

3.            Representations and Warranties of the Company. The Company represents and warrants to the Investor that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; (v) this Agreement and the Note have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by the Company and the issuance of Securities in accordance with the terms hereof do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (c) to the Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of the Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Securities to the Investor; (viii) none of the Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) the Company is not, nor has it ever been, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) the Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by the Investor relating to the Note or the transactions contemplated hereby; (xii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; and (xiii) except for such fees arising as a result of any agreement or arrangement entered into by the Investor without the knowledge of the Company (a “Investor’s Fee”), the Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and the Company shall indemnify and hold harmless each of the Investor, the Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than an Investor’s Fee, if any).

4.            Company Covenants. Until all of the Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by the Investor, or may permanently be sold by the Investor without any restrictions pursuant to Rule 144, the Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to the Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Investor promptly after such filings; (ii) so long as the Investor beneficially owns any of the Securities and for at least twenty (20) trading days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, (g) the OTCQB, or (h) OTC Pink Current Information; (iv) the Company shall use the net proceeds received hereunder for working capital and general corporate purposes only.

5.            Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1.      The Investor shall have executed this Agreement and delivered the same to the Company.

5.2.      The Investor shall have delivered the Purchase Price in accordance with Section 1.2 above.

6.           Conditions to the Investor’s Obligation to Purchase. The obligation of the Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

6.1.      The Company shall have executed this Agreement and delivered the same to the Investor.

6.2.      The Company shall have delivered to the Investor the duly executed Note in accordance with Section 1.2 above.

7.            Reservation of Shares. At all times during which the Note is convertible, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note. The Company’s board of directors shall establish by resolution a reserve of 12,000,000 shares of Common Stock to cover conversions into Common Stock in accordance with the terms of the Note (the “Share Reserve”).

8.            Governing Law; Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1.      Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Subject to Section 8.2 below, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Chicago, IL in connection with any dispute or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submits to the exclusive venue of any such court for the purposes hereof, and (d) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.2.      Arbitration of Disputes. The parties shall submit all claims and disputes arising under this Agreement or any other Transaction Document, other than claims and disputes related to Calculations (as defined in the Note) and Payment Defaults (as defined in the Note), to binding arbitration to be held in Chicago, IL according to the then prevailing rules and procedures of the American Arbitration Association, where the findings and decision of the arbitrator shall be binding upon all parties to such dispute. All fees and costs (including reasonable attorneys’ fees) incurred pursuant to the resolution of any dispute to which this Section 8.2 applies shall be allocated to the losing party. For the avoidance of doubt, this Section 8.2 shall not apply to Payment Defaults under the Note.

8.3.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A signature delivered by electronic means (i.e., by “PDF” signature) shall be deemed an original for all purposes.

8.4.      Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.5.      Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.6.      Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to the Investor or to an executive officer of the Company, as appropriate, or by confirmed facsimile, (b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Coates International, Ltd.

Attn: Barry C. Kaye, CFO

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

If to the Investor:

Kris Iyer

410 Foxford Dr.

Buffalo Grove, IL 60089

8.7.      Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Investor hereunder may be assigned by the Investor to a third party, including its financing sources, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Investor.

8.8.      Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless the Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.9.      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10.    Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Investor are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Investor may deem expedient. The parties agree that the amount of damages for a breach by the Company of the Transaction Documents is difficult to determine at this time and that the fees and charges included in the Transaction Documents are a reasonable estimation of the amount of liquidated damages for any such breach under the circumstances existing at the time this Agreement is entered into and are not penalties. All fees and charges provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available in law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.11.    Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

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IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

/s/ Kris Iyer
Kris Iyer

COMPANY:

Coates International, Ltd.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

 [Signature page to Securities Purchase Agreement]